Van Kampen Trust for Investment Grade California Municipals
                          Item 77(O) 10F-3 Transactions
                       April 1, 2003 - September 30, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts


California  06/20/  163148   $104.6 $1,706,8  1,000,  0.059%   0.00   Merrill
   GOs        03      53       2       60,      000             8%   Lynch & Co
                                       000

                                                                        UBS
California                                                           Financial
Infrastruc                                                            Services
 ture and                                                               Inc,
 Economic                                                            Citigroup,
Developmen                                                            Merrill
t Bank Bay  08/06/  11,930   $97.27 $1,160,4  2,000,  0.172%   1.62   Lynch &
Area Toll     03     ,040              35,      000             4%      Co,
 Bridges                               000                            Fidelity
 Seismic                                                              Capital
 Retrofit                                                             Markets,
 Revenue                                                               First
  Bonds,                                                               Albany
  Series                                                               Corp,
  2003A                                                               Goldman
First Lien                                                             Sachs,
  Bonds                                                                Great
                                                                      Pacific
                                                                     Securities
                                                                         ,
                                                                     Henderson
                                                                      Capital
                                                                     Partners,
                                                                     JP Morgan,
                                                                        Lam
                                                                     Securities
                                                                     Investment
                                                                     s, Lehman
                                                                     Brothers,
                                                                       Morgan
                                                                      Stanley,
                                                                       Prager
                                                                      Sealy &
                                                                     Co, Quick
                                                                     & Reilly,
                                                                      RBC Dain
                                                                     Rauscher,
                                                                       Rewood
                                                                     Securities
                                                                       Group,
                                                                      Roberts
                                                                      and Ryan
                                                                     Investment
                                                                       s and
                                                                      Stone &
                                                                     Youngberg
                                                                        LLC